EXHIBIT 10.1
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is entered into as of April 13, 2006 (the “Agreement”), by and by and among Commerce Development Corporation, Ltd., a Delaware corporation (the “Company”), on the one hand, and each of the undersigned buyers identified on the signature pages hereto and on Schedule A attached hereto (collectively, the “Buyers”). Each party to this Agreement is referred to herein as a “Party,” and they are all referred to collectively as “Parties.”

W I T N E S S E T H:

WHEREAS, the board of directors of the Company has declared a 2,184-for-1 reverse stock split (“Reverse Split”), that became effective on April 7, 2006 (“Reverse Split Effective Date”);

WHEREAS, immediately following the Reverse Split, the Company, formerly a Maryland corporation, reincorporated into Delaware (“Reincorporation”);

WHEREAS, the board of directors has approved the Reverse Split and Reincorporation, and the stockholders of the Company approved the Reverse Split and Reincorporation at a special meeting held at 10:00 am on April 7, 2006;

WHEREAS, in order to pay certain costs, expenses and fees of the Company, the Company wishes to issue and sell and the Buyers wish to purchase up to 1,302,999 additional shares (the “Shares”) of the Company’s common stock par value $0.001 per share (the “Company Common Stock”) at $0.0384 per share; and

WHEREAS, the board of directors of the Company have duly approved the foregoing issuance of Shares.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

PURCHASE OF SECURITIES

1.1 Incorporation of Recitals. The provisions and recitals set forth above are hereby referred to and incorporated herein and made a part of this Agreement by reference.

1.2 Purchase of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) the Company shall issue and each of the Buyers shall purchase such amount of the Shares and for such consideration set forth opposite such Buyer’s name (the aggregate purchase price referred to herein as the “Purchase Price”) as set forth on Schedule A attached hereto.

1.3 Closing. The Closing shall take place on April 13, 2006 (the “Closing Date”), or at some other time and date as agreed by the parties. On the Closing Date, the Company shall (i) cause the transfer agent of the Company to reflect the new issuance of Shares on the stock ledger of the Company, and (ii) shall cause the transfer agent to promptly prepare and deliver to each of the Buyers, stock certificate(s) evidencing the Shares to be purchased in the name of the Buyers and/or its designees (the “Share Certificates”) free and clear of any Encumbrances (defined below). On the Closing Date, the Buyers shall pay (or cause to be paid) to the Company the aggregate Purchase Price of $50,000 (the “Closing Payment”) for the purchase of the Shares, such Closing Payment to be paid at the Closing to the Company by delivering to the Company cash in such amount by cashier's check or by wire transfer of immediately available funds to such account as the Company may specify in writing to Purchaser at least one (1) business day prior to the Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer that now and/or as of the Closing:

2.1   Due Organization and Qualification; Subsidiaries; Due Authorization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company, taken as a whole. For purposes of this Agreement, a “material adverse effect” means any effect or change that is or would be materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operations of the Company or the Shares or the consummation of the transactions contemplated hereby.

(b) The Company does not have, and has never had, any subsidiaries and does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought. This Agreement, the Actions, and the transactions contemplated hereby have been unanimously approved by the Board of Directors of the Company and by the holders of a majority of the outstanding shares of Common Stock of the Company.

2.2   Articles of Incorporation and By-laws; Minute Books. Certified copies of the Company’s Articles of Incorporation and its by-laws have been forwarded to the Buyer. Such copies of the Articles of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company as forwarded to the Buyer contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company as forwarded to the Buyer are true, correct and complete.

2.3   Listing and Maintenance Requirements. The Company is currently quoted on the OTC Bulletin Board (“OTCBB”). The Company has not, in the twelve (12) months preceding the date hereof, received any notice from the OTCBB or the National Association of Securities Dealers (the “NASD”) or any trading market on which the Company’s Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market. The Company is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

2.4   Consents. No consent or approval of any person, regulatory authority, governmental organization or third party, and no approval, order, license, permit, franchise, declaration or filing of any nature, is required as a result of or in connection with the Seller’s execution, delivery and performance of its obligations under this Agreement.

2.5   Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 50,000,000 shares of the Company common stock and as of the date hereof, and 5,000,000 shares of preferred stock. Immediately prior to the Reverse Split, the Company had a total of 98,285,596 shares of common stock are issued and outstanding. As of the date hereof, there are no shares of Company preferred stock issued and outstanding. All of the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of shareholders. Immediately after the Closing, the Shares will be duly authorized, validly issued and nonassessable and free and clear of any Encumbrances and will have been issued and transferred free and clear of any preemptive right of stockholders. Except for this Agreement, there are no outstanding subscriptions, voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. To the Company’s knowledge, no shareholder currently holds registration rights.

2.6   Compliance With Law. The Company and the Company’s officers and directors are in compliance with all applicable federal, state, local and foreign laws and regulations which are applicable to the operation of the Company’s business. The Company and the Company’s officers and directors have not received any written notice to the effect that, or otherwise have been advised that the Company or its officers or directors are not in compliance with any of such laws or orders. To the Company’s knowledge, the Company and its officers and directors are not currently, or have been, the subject of any inquiries, investigations, or requests for documents or other information related to its compliance with any laws or orders. The Company is not, and to the Company’s knowledge has not been, subject to any regulatory enforcement actions or consent decrees. None of the Company’s officers and directors have been convicted of a felony or misdemeanor.

2.7   No Conflicts. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of their obligations under this Agreement and the consummation of the transactions contemplated, including the Reverse Split, hereby does not and will not conflict with or result in a violation or breach of any term or provision of any law, order, permit, statute, rule or regulation applicable the Company, any of their affiliates, or any of the businesses, or assets or properties of the Company.

2.8   SEC Documents. As of the Closing Date, except as set forth in Schedule 2.8 hereof, none of the Company’s filings with the SEC are under review or are the subject of comment letters which have not been resolved. As of their respective filing dates, the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, and all reports filed with the SEC subsequent thereto (the “SEC Documents”), have complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.9   Material Misstatements and Omissions. As of the Closing Date, the representations and warranties of the Company contained in this Agreement (including the exhibits and schedules hereto) do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

2.10  Reverse Split. The Company and the Company’s officers and directors are in compliance with all applicable federal, Maryland state laws and regulations which are applicable to effecting the Reverse Split.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYERS

Each of the Buyers hereby severally and independently represents and warrants to the Company that now and/or as of the Closing:

3.1   Authority Relative to this Agreement. Such Buyer has the requisite power and/or authority to enter into this Agreement and carry out his/her obligations hereunder. This Agreement has been duly and validly executed and delivered by such Buyer and constitutes a valid and binding obligation of such Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.2   Buyer Representation Regarding the Shares. The Buyer understands that the Shares are “restricted securities” and have not been registered under the Shares Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting such Buyer’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Buyer is acquiring the Shares hereunder in the ordinary course of its business. The Buyer does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

3.3   Buyer Status. At the time the Buyer receives any of the Shares, the Buyer will be an “accredited investor” as defined in Rule 501 under the Securities Act.

3.4   Experience of the Buyers. The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.5   General Solicitation. The Buyer is not receiving the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.6   Material Misstatements of Omissions. As of the Closing Date, the representations and warranties of such Buyer contained in this Agreement (including the exhibits and schedules hereto) does not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

ARTICLE IV

INDEMNIFICATION

4.1   By the Company. The Company shall indemnify, defend and hold harmless each Buyer, its affiliates and their respective officers, directors, members, shareholders, employees, agents, successors, assigns and affiliates from and against any and all costs, Undisclosed Liabilities, liabilities, damages, lawsuits, deficiencies, claims and expenses, including without limitation, interest, penalties, costs of mitigation, attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the “Damages”), incurred in connection with, arising out of, resulting from or incident to any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by the Company in or pursuant to this Agreement.

4.2   By Buyer. Each Buyer shall indemnify, reimburse, defend and hold harmless the Company, its affiliates, officers, directors, employees, agents, successors and assigns from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any covenant, representation, warranty or agreement or the inaccuracy of any representation, made by such Buyer in or pursuant to this Agreement, or in the other documents delivered in connection with the transaction contemplated in this Agreement; and (ii) the business, operations, or conduct of the Company after the Closing; provided, however, that Damages under this Section 4.2 shall be limited to the amount of the Closing Payment.

4.3   Defense of Claims. If any action or proceeding is filed or initiated against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within ten (10) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such action or proceeding, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such action or proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party’s cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such action or proceeding; or (ii) the named parties to such action or proceeding include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such action or proceeding, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of its business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to assume the defense of such action or proceeding within fifteen (15) days after receipt of notice thereof pursuant to this Section 4.3; or (ii) the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such action or proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party’s cost and expense, the defense, compromise or settlement of such action or proceeding on behalf of and for the account and risk of the indemnifying party; provided, however, that such action or proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the action or proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying party regarding any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 4.3 and for any final judgment (subject to any right of appeal).

Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any action or proceeding under this Section 4.3.

The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such action or proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such action or proceeding and any appeal arising therefrom. The indemnifying party shall pay all expenses due under this Section 4.3 as such expenses become due. In the event such expenses are not so paid, the indemnified party shall be entitled to settle any action or proceeding under this Section 4.3 without the consent of the indemnifying party and without waiving any rights the indemnified party may have against the indemnifying party.

4.4   Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

ARTICLE V

DELIVERIES & CONDITIONS

5.1   Items to be delivered to the Buyers at the Closing by the Company. The Buyers’ obligation to purchase the Shares is conditioned on the following closing conditions and deliveries:

(a) a counterpart to this Agreement duly executed by the Company and delivered to each Buyer (or representative);

(b) a copy of a letter of instruction to the Company’s transfer agent, to issue the Share Certificates in the name of each Buyer representing the Shares (or its designee or assignee);

(c) the representations and warranties set forth in Article 2 of this Agreement shall be true and correct in all material respects; and

(d) an officer’s certificate of the Company certifying that subparagraph (c) above is true and correct as of the Closing Date; and

(e) any other document reasonably requested by Buyer that Buyer deems necessary for the consummation of this transaction.

5.2   Items to be delivered at Closing by Buyer. The Company’s obligation to issue and sell the Shares is conditioned on the following closing conditions and deliveries by the Buyers:

(a)  all applicable exhibits and schedules hereto;

(b)   a counterpart to this Agreement duly executed by each Buyer and delivered to the Company;

(c)   any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction; and

(d)   the Closing Payment.

5.2   Reverse Split.

(a) The Company shall take all necessary actions to effect the Reverse Split, and the Reverse Split shall have taken effect; and

(b) The Company shall have delivered to the Buyers the amended and restated articles of incorporation of the Company and other documentation evidencing the Reverse Split.

ARTICLE VI

TERMINATION

6.1   Termination. This Agreement may be terminated:

(a) at any time before, or at, Closing by written notice of the Buyers;

(b) prior to the Closing by any Party at any time if any provision (including, but not limited to, the representations and warranties) of this Agreement that is applicable to or required to be performed by the other Party shall be materially untrue or fail to be accomplished or if any conditions set forth in Article 4 hereof have not been fully satisfied;

(c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each Party shall bear all costs and expenses as that Party has incurred.

ARTICLE VII

MISCELLANEOUS

7.1   Survival of Representations, Warranties and Agreements. All representations, warranties and statements made by a Party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date. Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

7.2   Access to Books and Records. During the course of this transaction through Closing, each Party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each Party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

7.3   Further Assurances. If, at any time after the Closing, the Parties hereby mutually agree that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the Parties are fully authorized to take any and all such action.

7.4   Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the Party for whom intended, as follows, or to such other address or facsimile number as may be furnished by that Party by notice in the manner provided herein:

If to the Company:

Kevin Leung, Esq.
Richardson & Patel LLP
10900 Wilshire Blvd. Suite 500
Los Angeles, CA 90024

If to Buyer:

ARC Investment Partners, LLC
9440 Little Santa Monica Blvd., Suite 400
Beverly Hills, CA  90210
Attn: Adam Roseman

with copies (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
2029 Century Park East, Suite 2600
Los Angeles, CA 90067
Facsimile:	(310) 712-8482 (310) 712-8480
Attention:	Eric A. Klein, Esq. John J. Molloy III, Esq.

7.5   Entire Agreement. This Agreement, the Exhibits and Schedules hereto and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

7.6   Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by the Corporation except with the prior written consent of the Buyer. This Agreement and all of the obligations of the Company may be assigned by the Buyer without the prior notice to the Company or written consent of the Company and upon assignment, all of the rights and obligations of Buyer shall be the rights and obligations of the Buyer’s designated assignee.

7.7   Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, USA that are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

7.8   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9   Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Schedules hereto are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

7.10   Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

7.11   Arbitration. Any controversy arising out of, connected to, or relating to any matters herein of the transactions with the Parties hereto on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of federal and/or state securities laws, banking statutes, consumer protection statutes, federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law claims of fraud, negligence, negligent misrepresentations, and/or conversion, or the laws of any territory, country or jurisdiction, shall be settled by arbitration; and in accordance with this paragraph any judgment on the arbitrator’s award may be entered in any court having jurisdiction thereof. In the event of such a dispute, each party agrees to arbitration conducted through the auspices of American Arbitration Association. Venue for any action shall be in Los Angeles, California.

7.12   Confidentiality; Public Disclosure. Each of the parties hereto hereby agrees that the information obtained pursuant to the negotiation and execution of this Agreement shall be treated as confidential and not be disclosed to third parties who are not agents of one of the Parties to this Agreement.

7.13   Notification of Certain Matters. Each Party shall give prompt notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice. Further, disclosure pursuant to this Section shall not be deemed to amend or supplement the Schedules hereto or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

7.14   Currency. The parties hereto agree that all monetary amounts set forth herein are referenced in United States dollars, unless otherwise stated.

7.15   Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

7.16   Counterparts. This Agreement may be executed in counterparts and by facsimile signatures. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. All such counterparts shall together constitute one and the same instrument.

[Signatures to Follow]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of the date first set forth above.

COMPANY:

Commerce Development Corporation, Ltd. a Delaware corporation

By:	/s/ Silas Phillips
Silas Phillips, Chief Executive Officer

BUYERS:

ARC HOLDINGS, LLC

By:	ARC INVESTMENT PARTNERS, LLC, its manager
/s/ Adam Roseman
Adam Roseman Managing Director

RP CAPITAL, LLC

/s/ Nimish Patel
Nimish Patel Manager

/s/ Younes Nazarian
Younes Nazarian and Soraya Nazarian, trustees of the Younes & Soraya Nazarian Revocable Trust

/s/ David Nazarian
David Nazarian and Angella Nazarian, trustees of the David & Angella Nazarian Family Trust

/s/ Sam Nazarian
Sam Nazarian

SCHEDULE A

BUYERS

Buyer	Shares	Consideration

ARC INVESTMENT PARTNERS, LLC	1,037,960	$39,829.70

RP CAPITAL, LLC	36,396	$1,396.62

YOUNES NAZARIAN AND SORAYA NAZARIAN, trustees as the Younes & Soraya Revocable Trust	76,214	$2,924.56

DAVID NAZARIAN AND ANGELLA NAZARIAN, trustees of the David & Angella Nazarian Family Trust	76,214	$2,924.56

SAM NAZARIAN	76,214	$2,924.56

TOTAL:	1,302,998	$50,000.00

SCHEDULE 2.8

SEC DOCUMENTS

The Company received comments by telephone from the Securities and Exchange Commission (“SEC”) staff regarding the Company’s Amended Form 10-KSB Annual Report (the “Form 10-KSB/A”) that was filed with the SEC on January 4, 2006. The Company is in the process of responding to these comments, which include the following:

(1)  the Independent Auditors’ Report shall be revised to include time periods that were in fact covered in the audit of the Company’s balance sheets and in the audit of the Company’s related statements of operations, stockholders equity (deficit) and cash flows but which were inadvertently left out in the description of such audit in the Independent Auditors’ Report;

(2)  the opinion of the auditors regarding the financial statements in the Independent Auditors’ Report shall be revised to include additional time periods that were inadvertently omitted, such as (a) that the opinion covered the Company’s financial statements for the periods ending December 31, 2003 in addition to the periods referenced; and (b) that the periods covered by the opinion regarding the Company’s related statements of operations, stockholders equity (deficit) and cash flows include the twelve months ended December 31, 2003, and the period from May 31, 1998 (Date of Inception) to December 31, 2004, in addition to the periods referenced; and

(3)  the Company’s Condensed Consolidated Balance Sheet shall be revised to correct an inadvertent calculation error as to the Company’s Total Liabilities and (Deficiency in) Stockholders’ Equity (“Total Liabilities”) as of December 31, 2004 and 2003, such that it correctly reflects Total Liabilities and Total Assets in the balance sheets dated as of December 31, 2004 and 2003.

The Company’s auditors have furnished a revised Independent Auditors’ Report reflecting the revisions described above. The Company intends to promptly file this revised report along with the revised Condensed Consolidated Balance Sheet referenced in (3) above, in an Amended Form 10-KSB/A, upon receipt of the final version of the Company’s revised balance sheet from the Company’s auditors.